UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2007

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         On March 6, 2007, the Compensation Committee of the Board of Directors of CBS Corporation (the “Company”) designated the executive officers who will participate in the Company’s Senior Executive Short-Term Incentive Plan, as amended and restated (the “Senior Executive STIP”), for the 2007 fiscal year and established performance criteria for the participants. The performance criteria relates to the financial performance of the Company over a one-year period ending December 31, 2007 weighted (i) 75% on the achievement of specified levels of OIBDA Without Inter-Company Eliminations (operating income (determined in accordance with generally accepted accounting principles in the United States) before depreciation, amortization and inter-company eliminations) and (ii) 25% on the achievement of specified levels of Free Cash Flow (operating income (determined in accordance with generally accepted accounting principles in the United States) before depreciation and amortization, less cash interest, taxes paid, working capital requirements and capital expenditures). A copy of the Senior Executive STIP has been filed with the Securities and Exchange Commission as Exhibit 10(f) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION

(Registrant)

By:	/s/ Louis J. Briskman
Name:	Louis J. Briskman
Title:	Executive Vice President and General Counsel

Date: March 12, 2007

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